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                            UNITED AUTO GROUP, INC.

                             LIST OF SUBSIDIARIES



                                                      STATE OF INCORPORATION OR
                                                      ORGANIZATION
United AutoCare, Inc.                                 Delaware
United AutoCare Products, Inc.                        Delaware
UAG Capital Management, Inc.                          Delaware
UAG Finance Company, Inc.                             Delaware

DIFEO DIVISION
DiFeo Partnership, Inc.                               Delaware
DiFeo Partnership RCT, Inc.                           Delaware
DiFeo Partnership RCM, Inc.                           Delaware
DiFeo Partnership HCT, Inc.                           Delaware
DiFeo Partnership SCT, Inc.                           Delaware
DiFeo Partnership VIII, Inc.                          Delaware
DiFeo Partnership IX, Inc.                            Delaware
DiFeo Partnership X, Inc.                             Delaware
Hudson Toyota, Inc.                                   New Jersey
Somerset Motors, Inc.                                 New Jersey
UAG Northeast, Inc.                                   Delaware
UAG Northeast (NY), Inc.                              New York
Fair Hyundai Partnership                              New Jersey
Fair Chevrolet-Geo Partnership                        New Jersey
Danbury Auto Partnership                              New Jersey
Danbury Chrysler Plymouth Partnership                 New Jersey
Hudson Motors Partnership                             New Jersey
DiFeo Hyundai Partnership                             New Jersey
J&F Oldsmobile Partnership                            New Jersey
DiFeo Nissan Partnership                              New Jersey
DiFeo Chevrolet-Geo Partnership                       New Jersey
DiFeo Chrysler Plymouth Jeep Eagle Partnership        New Jersey
OCT Partnership                                       New Jersey
OCM Partnership                                       New Jersey
Somerset Motors Partnership                           New Jersey
DiFeo BMW Partnership                                 New Jersey
County Auto Group Partnership                         New Jersey
Rockland Motors Partnership                           New Jersey
DiFeo Leasing Partnership                             New Jersey

ARIZONA
UAG West, Inc.                                        Delaware
6725 Dealership, Ltd.                                 Arizona
6725 Agent Partnership                                Arizona
SA Automotive, Ltd.                                   Arizona
SL Automotive, Ltd.                                   Arizona

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                                                      STATE OF INCORPORATION OR
                                                      ORGANIZATION
SPA Automotive, Ltd.                                  Arizona
LRP, Ltd.                                             Arizona
Sun BMW, Ltd.                                         Arizona
Scottsdale Management Group, Ltd.                     Arizona
SK Motors, Ltd.                                       Arizona
Scottsdale Audi, Ltd.                                 Arizona

ARKANSAS
United Landers, Inc.                                  Delaware
Landers Auto Sales, Inc.                              Arkansas
Landers Buick-Pontiac, Inc.                           Arkansas
Landers United Auto Group, Inc.                       Arkansas
Landers United Auto Group No. 2, Inc.                 Arkansas
Landers United Auto Group No. 3, Inc.                 Arkansas
Landers United Auto Group No. 4, Inc.                 Arkansas

FLORIDA
Auto Mall Payroll Services, Inc.                      Florida
Auto Mall Storage, Inc.                               Florida
Florida Chrysler Plymouth, Inc.                       Florida
Northlake Auto Finish, Inc.                           Florida
Palm Auto Plaza, Inc.                                 Florida
West Palm Auto Mall, Inc.                             Florida
West Palm Infiniti, Inc.                              Florida
West Palm Nissan, Inc.                                Florida

GEORGIA
UAG Atlanta, Inc.                                     Delaware
Atlanta Toyota, Inc.                                  Texas
UAG Atlanta II, Inc.                                  Delaware
United Nissan, Inc.                                   Georgia
         (formerly named Steve Rayman Nissan, Inc.)
UAG Atlanta III, Inc.                                 Delaware
Peachtree Nissan, Inc.                                Georgia
         (formerly named Hickman Nissan, Inc.)
UAG Atlanta IV, Inc.                                  Delaware
UAG Atlanta IV Motors, Inc.                           Georgia
         (formerly named Charles Evans BMW, Inc.)
UAG Atlanta V, Inc.                                   Delaware
Conyers Nissan, Inc.                                  Georgia
         (formerly named Charles Evans Nissan, Inc.)
UAG Atlanta VI, Inc.                                  Delaware
United Jeep Eagle Chrysler Plymouth                   Delaware
         of Stone Mountain, Inc.

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                                                      STATE OF INCORPORATION OR
                                                      ORGANIZATION
LOUISANA
UnitedAuto Dodge of Shreveport, Inc.                  Delaware

NEVADA
UAG Nevada, Inc.                                      Delaware
United Nissan, Inc. (NV)                              Nevada

NEW YORK
UAG East, Inc.                                        Delaware
Amity Auto Plaza, Ltd.                                New York
Amity Nissan of Massapequa, Ltd.                      New York
J&S Auto Refinishing, Ltd.                            New York
Westbury Nissan, Ltd.                                 New York
Westbury Superstore, Ltd.                             New York

NORTH CAROLINA
UAG Carolina, Inc.                                    Delaware
Reed Lallier Chevrolet, Inc.                          North Carolina

SOUTH CAROLINA
Gene Reed Chevrolet, Inc.                             South Carolina
Michael Chevrolet-Oldsmobile, Inc.                    South Carolina

TENNESSEE
UAG Tennessee, Inc.                                   Delaware
United Nissan, Inc.                                   Tennessee
         (formerly named Standefer Nissan, Inc.)

TEXAS
UAG Texas, Inc.                                       Delaware
UAG Texas II, Inc.                                    Delaware
Shannon Automotive, Ltd.                              Texas

FINANCE DIVISION
Atlantic Auto Finance Corporation                     Delaware
Atlantic Auto Funding Corporation                     Delaware
Atlantic Auto Second Funding Corporation              Delaware
Atlantic Auto Third Funding Corporation               Delaware

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